EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control (3 reports)

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities
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EXHIBIT A:
Report of Independent Auditors

To the Shareholders and Board of Directors of The Gabelli Woodland Small Cap Value Fund

In planning and performing our audit of the financial statements of The Gabelli Woodland Small Cap Value
Fund (the "Fund") (A SERIES OF GABELLI EQUITY SERIES
FUNDS, INC.) for the period December 31, 2002
(commencement of operations) to September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management, the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                  ERNST & YOUNG LLP
New York, New York
November 7, 2003


           Report of Independent Auditors

To the Shareholders and Board of Directors
The Gabelli Equity Income Fund

In planning and performing our audit of the financial statements of The Gabelli Equity Income Fund (A SERIES
OF GABELLI EQUITY SERIES FUNDS, INC.) for the year ended
September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of The Gabelli Equity Income Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management and the Board of Directors of The
Gabelli Equity Income Fund and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
                  ERNST & YOUNG LLP
New York, New York
November 7, 2003


    Report of Independent Auditors


To the Shareholders and Board of Directors of The Gabelli Small Cap Growth Fund

In planning and performing our audit of the financial statements of The Gabelli Small Cap Growth Fund (the
"Fund") (A SERIES OF GABELLI EQUITY SERIES FUNDS, INC.) for the year ended September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management, the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                  ERNST & YOUNG LLP
New York, New York
November 7, 2003



EXHIBIT B:
GABELLI EQUITY SERIES FUNDS, INC. (the "Company")
EXHIBIT TO ITEM 77I
The Company has issued an additional series of shares of common stock designated as The Gabelli Woodland Small Cap
Value Fund. The new series in comprised of Class A, Class
B, and Class C. Each share of the classes of common stock mentioned in the preceding sentence has the preferences, conversion and other tights, voting powers, restrictions, qualifications and terms and conditions of redemption that are set forth in the Company's Articles of Incorporation.
A description of The Gabelli Woodland Small Cap Value Fund is incorporated by reference to Post-Effective Amendment
No. 14 to the Registration Statement as filed with the SEC via EDGAR on January 31, 2003 (Accession No. 0000935069-03-
000085).